CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Registration Statement and related Prospectus of Generex Biotechnology Corporation (the "Company") of our joint report with Withum, Smith & Brown dated October 3, 1997 on the consolidated financial Statements of the Company for the year ended July 31, 1997, which consolidated financial statements appear in the Registration Statement. We also consent to the reference to use under the heading "Experts" in such prospectus.


MINTZ & PARTNERS LLP
Toronto, Ontario
July 24, 2000